EXHIBIT 10.3

UNIVERSAL COMPRESSION PARTNERS, L.P.
CONTRIBUTION, CONVEYANCE AND ASSUMPTION
AGREEMENT

CONTRIBUTION, CONVEYANCE
AND ASSUMPTION AGREEMENT
     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of [October___], 2006, is entered into by and among UNIVERSAL COMPRESSION PARTNERS, L.P., a Delaware limited partnership (“MLP”), UC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“OLP”), UCO GP, LLC, a Delaware limited liability company (“GP LLC”), UCO GENERAL PARTNER, LP, a Delaware limited partnership (“GP”), UNIVERSAL COMPRESSION, INC., a Texas corporation (“UCI”), UCO COMPRESSOR 2005 LLC, a Delaware limited liability company (“UCO 2005”), UCLP LEASING, L.P., a Delaware limited partnership (“Leasing LP”), UCI MLP LP LLC, a Delaware limited liability company (“MLP LP LLC”), UCI GP LP LLC, a Delaware limited liability company (“LP LLC”), UCLP OLP GP LLC, a Delaware limited liability company (“OLP GP”), UCLP LEASING GP LLC, a Delaware limited liability company (“Leasing GP”). The parties to this agreement are collectively referred to herein as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.
RECITALS
     WHEREAS, UCI and GP have formed MLP, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by GP and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act.
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:
          1. UCI formed GP LLC, under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and contributed $1,000 in exchange for all of the member interests in GP LLC.
          2. GP LLC and UCI formed GP, under the terms of the Delaware LP Act, to which GP LLC contributed $0.01 and UCI contributed $999.99 in exchange for a 0.001% general partner interest and 99.999% limited partner interest, respectively.
          3. GP and UCI formed MLP, under the terms of the Delaware LP Act, to which GP contributed $20 and UCI contributed $980 in exchange for a 2% general partner interest and 98% limited partner interest, respectively.
          4. UCI formed OLP GP, under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in OLP GP.

          5. OLP GP and UCI formed OLP, under the terms of the Delaware LP Act, to which OLP GP contributed $0.02 and UCI contributed $1,999.98 in exchange for a 0.001% general partner interest and 99.999% limited partner interest, respectively.
          6. OLP formed Leasing GP, under the terms of the Delaware LLC Act, and contributed $100 in exchange for all of the member interests in Leasing GP.
          7. Leasing GP and OLP formed Leasing LP, under the terms of the Delaware LP Act, to which Leasing GP contributed $0.01 and OLP contributed $999.99 in exchange for a 0.001% general partner interest and 99.999% limited partner interest, respectively.
          8. UCI formed MLP LP LLC, under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in MLP LP LLC.
          9. UCI formed LP LLC, under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in LP LLC.
          10. UCI formed UCI Leasing Holding GP LLC, a Delaware limited liability company (“Holding GP”), under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in Holding GP.
          11. UCI formed UCI Leasing Holding LP LLC, a Delaware limited liability company (“Holding LP”), under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in Holding LP.
          12. Holding GP and UCI formed UCI Compressor Holding, L.P., a Delaware limited partnership under the terms of the Delaware LP Act (“Compressor Holding LP”), to which Holding GP contributed $0.01 and UCI contributed $999.99 in exchange for a 0.001% general partner interest and 99.999% limited partner interest, respectively.
          13. UCI has conveyed all of its Compression Equipment, other than its Compression Equipment to be conveyed to the MLP set forth on Schedule A (the “UCI MLP Compression Equipment”), to Compressor Holding LP as a capital contribution (.001% on behalf of Holdings GP and 99.99% on its own behalf) pursuant to, and in accordance with, that certain [Assignment, Conveyance and Bill of Sale] between UCI and Compressor Holding LP dated as of [     ], 2006.
          14. UCI has conveyed all of its limited partner interest in Compressor Holding LP to Holding LP as a capital contribution.
     WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following matters shall occur:
          1. UCI will contribute to OLP $[     ] as a capital contribution (of which 0.001% of such contribution will be made to OLP on behalf of OLP GP) (the “Purchase Cash”).

          2. OLP will contribute to Leasing LP the Purchase Cash as a capital contribution (of which 0.001% of such contribution will be made to Leasing LP on behalf of Leasing GP).
          3. UCO 2005 will convey the Compression Equipment set forth on Schedule B hereto (the “UCO 2005 MLP Compression Equipment”) and the compression services agreements set forth on Schedule C hereto (the “UCO 2005 MLP CSAs”) to Leasing LP pursuant to, and in accordance with, that certain [Assignment, Conveyance and Bill of Sale] between UCO 2005 and Leasing LP dated as of the date hereof in the form set forth as Exhibit [A] hereto (the “UCO 2005 Bill of Sale”) in exchange for the Purchase Cash.
          4. Leasing LP will distribute the UCO 2005 MLP CSAs to OLP pursuant to, and in accordance with, that certain [Assignment and Assumption Agreement] between Leasing LP and OLP dated as of the date hereof in the form set forth as Exhibit [B] hereto (the “Leasing LP Assignment and Assumption Agreement”) as a distribution.
          5. UCI will convey the UCI MLP Compression Equipment and the compression services agreements set forth on Schedule D hereto (the “UCI MLP CSAs”) to OLP pursuant to, and in accordance with, that certain [Assignment, Conveyance and Bill of Sale] between UCI and OLP dated as of the date hereof in the form set forth as Exhibit [C] hereto (the “UCI Bill of Sale”) as a capital contribution to OLP and in exchange for OLP’s assumption of $[223,250,000] of UCI’s indebtedness (the “Debt”).
          6. OLP will contribute the UCI MLP Compression Equipment to Leasing LP pursuant to, and in accordance with, that certain [Assignment, Conveyance and Bill of Sale] between OLP and Leasing LP dated as of the date hereof in the form set forth as Exhibit [D] hereto (the “OLP Bill of Sale”) as a capital contribution to Leasing LP.
          7. UCI will convey a limited partner interest in OLP with a value equal to 2% of the equity of MLP immediately after the Closing Date (as defined below) (the “Interest”) to GP as a capital contribution (of which 0.001% of such conveyance will be made to OLP on behalf of GP LLC).
          8. GP will contribute the Interest to MLP in exchange for (a) a continuation of its 2% general partner interest in MLP and (b) the issuance of the IDRs of the MLP.
          9. UCI will contribute its remaining limited partner interest in OLP and its member interest in OLP GP to MLP in exchange for (a) 825,000 Common Units in MLP (representing a 6.4% interest in MLP) (the “UCI Common Units”) and (b) 6,325,000 Sub Units in MLP (representing a 49% interest in MLP) (the “UCI Subordinated Units”).
          10. The public, through the Underwriters, will contribute $[     ] million in cash, less the net amount of $[     ] payable to the Underwriters after taking into account the Underwriters’ discount of $[     ] (the “Spread”) and the structuring fees payable to the Underwriters of $[500,000] (the “Fee”), in exchange for 5,500,000 Common Units in MLP (representing a 42.6% interest in MLP) (the “Underwritten Units”).

          11. MLP will (a) pay transaction expenses associated with the transactions contemplated by this Agreement in the amount of approximately $[3.0] million (exclusive of the Spread and the Fee) and (b) contribute $[ ] million in cash to OLP as a capital contribution (of which 0.001% of such contribution will be made to OLP on behalf of OLP GP) (the “Contributed Cash”).
          12. OLP will borrow $[125.0] million ($[123.90] million net of fees) from lenders pursuant to the Credit Agreement (the “New Debt”).
          13. OLP will use the Contributed Cash and the New Debt to retire and repay the Debt.
          14. UCI will convey its limited partner interest in the GP to LP LLC as a capital contribution.
          15. UCI will convey the UCI Common Units and the UCI Subordinated Units to MLP LP LLC as a capital contribution.
          16. If the Underwriters exercise their option to purchase up to an additional 825,000 Common Units (the “Overallotment Option”), the MLP will use the proceeds of that exercise, net of the applicable Underwriter’s spread, to redeem from MLP LP LLC a number of Common Units equal to the number of Common Units sold by MLP pursuant to the exercise of the Overallotment Option.
          17. The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in this Agreement.
     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:
ARTICLE 1
DEFINITIONS
          Section 1.1 The following capitalized terms shall have the meanings given below.
          (a) “Acquisition” means the consummation of the transactions contemplated by the terms of this Agreement.
          (b) “Agreement” means this Contribution, Conveyance and Assumption Agreement.
          (c) “Closing Date” has the meaning assigned to such term in the Partnership Agreement.
          (d) “Common Unit” has the meaning assigned to such term in the Partnership Agreement.

          (e) “Compression Equipment” means natural gas or coalbed methane compressor units, together with any tangible components thereof, all related appliances, parts, accessories, appurtenances, accessions, additions, improvements and replacements thereto, all other equipment or components of any nature from time to time incorporated or installed therein and all substitutions for any of the foregoing.
          (f) “Credit Agreement” means that certain $225.0 million revolving credit agreement of even date herewith, among the OLP, MLP, Wachovia Bank, National Association, Deutsche Bank Trust Company Americas, Fortis, Capital Corp., Wells Fargo Bank, National Association and the other lenders party thereto.
          (g) “Effective Time” shall mean [8:00 a.m.] New York, New York time on [October ], 2006.
          (h) “IDRs” means “Incentive Distribution Rights” as such term is defined in the Partnership Agreement.
          (i) “MLP” has the meaning assigned to such term in the opening paragraph of this Agreement.
          (j) “Offering” means the initial public offering by MLP of Common Units.
          (k) “Omnibus Agreement” has the meaning assigned to such term in the Partnership Agreement.
          (l) “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Universal Compression Partners, L.P. dated as of [October ], 2006.
          (m) “Partnership Group” has the meaning assigned to such term in the Omnibus Agreement.
          (n) “Registration Statement” means the registration statement on Form S-1 (Registration No. 333-135351) filed by MLP relating to the Offering.
          (o) “Subordinated Unit” has the meaning assigned to such term in the Partnership Agreement.
          (p) “Underwriters” means Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC and A.G. Edwards & Sons, Inc.
ARTICLE 2
CONTRIBUTIONS, CONVEYANCES, ACKNOWLEDGMENTS AND DISTRIBUTIONS
          Section 2.1 Contribution of Purchase Cash to OLP. UCI hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to OLP, its successors and assigns, for its own use forever, all right, title and interest in and to the Purchase Cash as a capital contribution (of which 0.001% of such contribution is being made on behalf of OLP GP). OLP hereby accepts such Purchase Cash as a contribution to the capital of OLP.
          Section 2.2 Contribution of Cash to Leasing LP. OLP hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to Leasing LP, its successors and assigns, for its own use forever, all right, title and interest in and to the Purchase Cash as a capital contribution (of which 0.001% of such contribution is being made on behalf of Leasing GP). Leasing LP hereby accepts such Cash Contribution as a contribution to the capital of Leasing LP.
          Section 2.3 Conveyance of UCO 2005 Compression Equipment and UCO 2005 CSAs to Leasing LP. UCO 2005 hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to Leasing LP, its successors and assigns, for its own use forever, all right, title and interest in and to the UCO 2005 Compression Equipment and the UCO 2005 CSAs in exchange for the Purchase Cash. Leasing LP hereby accepts the UCO 2005 Compression Equipment and assumes the UCO 2005 CSAs. The transfer of the UCO 2005 Compression Equipment from UCO 2005 to Leasing LP and the assumption of the UCO 2005 CSAs by Leasing LP from UCO 2005 shall be further evidenced by the execution and delivery by UCO 2005 and Leasing LP of the UCO 2005 Bill of Sale.
          Section 2.4 Distribution of UCO 2005 CSAs to OLP. Leasing LP hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to OLP, their successors and assigns, for its own use forever, all right, title and interest in and to the UCO 2005 CSAs (of which 0.001% of such distribution is being made on behalf of Leasing GP). OLP hereby assumes the UCO 2005 CSAs as a distribution from Leasing LP. The distribution of the UCO 2005 CSAs from Leasing LP to OLP shall be further evidenced by the execution and delivery by Leasing LP and OLP of the Leasing LP Assignment and Assumption Agreement.
          Section 2.5 Contribution of UCI MLP Compression Equipment to OLP and Assumption of UCI MLP CSAs by OLP. UCI hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to OLP, its successors and assigns, for its own use forever, all right, title and interest in and to the UCI MLP Compression Equipment and the UCI MLP CSAs as a capital contribution (of which 0.001% of such contribution is being made on behalf of OLP GP) and in exchange for OLP’s assumption of the Debt. OLP hereby accepts the UCI MLP Compression Equipment and assumes the UCI MLP CSAs and the Debt. The transfer of the UCI MLP Compression Equipment from UCI to OLP and the assumption of the UCI MLP CSAs and the Debt by OLP by OLP from UCI shall be further evidenced by the execution and delivery by UCI and OLP of the UCI Bill of Sale.
          Section 2.6 Contribution of UCI MLP Compression Equipment to Leasing LP. OLP hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to Leasing LP, its successors and assigns, for its own use forever, all right, title and interest in and to the UCI MLP Compression Equipment as a capital contribution (of which 0.001% of such contribution is being made on behalf of Leasing GP). The transfer of the UCI MLP Compression Equipment from OLP to Leasing LP shall be further evidenced by the execution and delivery by OLP and Leasing LP of the OLP Bill of Sale.

          Section 2.7 Contribution of the Interest to GP. UCI hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to GP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Interest (of which 0.001% of such contribution is being made on behalf of GP LLC), as a capital contribution. GP hereby accepts the Interest as a contribution to the capital of GP.
          Section 2.8 Contribution of the Interest by GP to MLP. GP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Interest, as a capital contribution, in exchange for (a) a continuation of its 2% general partner interest in MLP and (b) the issuance by MLP of the IDRs. MLP hereby accepts the Interest as a contribution to the capital of MLP.
          Section 2.9 Contribution of Remaining Interests in OLP and OLP GP to MLP. UCI hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to its limited partner interest in OLP and its member interests in OLP GP in exchange for (a) the issuance by MLP of the UCI Common Units and (b) the issuance by MLP of the UCI Subordinated Units. MLP hereby accepts such partner interests in OLP and such member interests in OLP GP as a contribution to the capital of MLP.
          Section 2.10 Public Cash Contribution. The Parties acknowledge a capital contribution by the public through the Underwriters to MLP of $[ ] in cash ($[ ] net to MLP after taking into account the Spread and the Fee) in exchange for the Underwritten Units.
          Section 2.11 Payment of Transaction Costs. The Parties acknowledge (a) the payment by MLP, in connection with the Acquisition, of transaction expenses in the amount of approximately $[3.0] million (exclusive of the Spread and the Fee) and (b) the contribution by MLP of the Contributed Cash to OLP (of which 0.001% is being contributed on behalf of OLP GP) as a capital contribution.
          Section 2.12 Incurrence of New Debt by OLP. The Parties acknowledge the incurrence of the New Debt by OLP.
          Section 2.13 Repayment of Old Debt by OLP. The Parties acknowledge the repayment of the Old Debt by the OLP with the proceeds of the New Debt and the Contributed Cash.
          Section 2.14 Conveyance of Limited Partner Interest in GP by UCI to LP LLC. UCI hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to LP LLC, its successors and assigns, for its and their own use forever, all right, title and interest in and to its limited partner interest in GP, as a capital contribution. LP LLC hereby accepts such limited partner interest as a contribution to the capital of LP LLC.
          Section 2.15 Conveyance of UCI Common Units and UCI Subordinated Unit by UCI to MLP LLC. UCI hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to MLP LLC, its successors and assigns, for its and their own use forever, all right, title and interest in and to the UCI Common Units and the UCI Subordinated Units, as a capital contribution. MLP LLC hereby accepts such UCI Common Units and UCI Subordinated Units as a contribution to the capital of MLP LLC.
ARTICLE 3
ADDITIONAL TRANSACTIONS
          Section 3.1 Purchase of Additional Common Units. If the Overallotment Option is exercised in whole or in part, the public, through the Underwriters, will contribute additional cash to MLP in exchange for up to an additional 825,000 Common Units.
          Section 3.2 Redemption of Common Units. MLP hereby agrees to redeem a number of Common Units held by MLP LLC equal to the number of Common Units issued to the public, through the underwriters, upon exercise of the Overallotment Option, if any, at a redemption price per Common Unit equal to the initial public offering price per Common Unit, net of underwriting discounts.
ARTICLE 4
TITLE MATTERS
          Section 4.1 Encumbrances.
          (a) Except to the extent provided in any other document executed in connection with this Agreement or the Offering, the contribution and conveyance (by operation of law or otherwise) of the various physical assets owned as reflected in this Agreement (collectively, the “Assets”) are made expressly subject to all recorded and unrecorded liens (other than consensual liens), encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdictions over the Assets and operations conducted thereon or in connection therewith, in each case to the extent the same are valid and enforceable and affect the Assets, including all matters that a current survey or visual inspection of the Assets would reflect.
          (b) To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 4.1(a) immediately above shall also be applicable to the conveyances under such documents.
          Section 4.2 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.
          (a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE EXHIBITS HERETO AND THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR

STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE EXHIBITS HERETO AND THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE EXHIBITS HERETO AND THE OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE EXHIBITS HERETO AND THE OMNIBUS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, INCLUDING, WITHOUT LIMITATION, THE EXHIBITS HERETO AND THE OMNIBUS AGREEMENT.
          (b) The contributions of the Assets made under this Agreement are made with full rights of substitution and subrogation of the respective parties receiving such contributions,

and all persons claiming by, through and under such parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the parties contributing the Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.
          (c) Each of the Parties agrees that the disclaimers contained in this Section 4.2 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “grant,” “convey,” “bargain,” “sell,” “assign,” “transfer,” “deliver,” or “set over” or any of them or any other words used in this Agreement or any exhibits hereto are hereby expressly disclaimed, waived or negated.
          (d) Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.
ARTICLE 5
FURTHER ASSURANCES
     From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.
ARTICLE 6
EFFECTIVE TIME
     Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article 2 or Article 3 of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article 2 and Article 3 of this Agreement shall be effective and operative in accordance with Article 7, without further action by any party hereto.
ARTICLE 7
MISCELLANEOUS
          Section 7.1 Order of Completion of Transactions. The transactions provided for in Article 2 and Article 3 of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article 2 shall be completed in the order set forth therein; and second, following the completion of the transactions as provided in Article 2, the transactions, if they occur, provided for in Article 3 shall be completed.
          Section 7.2 Costs. Except for the transaction costs set forth in Section 2.11, the OLP shall pay all expenses, fees and costs, including but not limited to, all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder and shall pay all documentary, filing, transfer, and conveyance taxes and fees required in connection therewith. In addition, the OLP shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article 5.
          Section 7.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
          Section 7.4 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
          Section 7.5 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
          Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, all of which together shall constitute one agreement binding on the parties hereto.
          Section 7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.

          Section 7.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
          Section 7.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Agreement.
          Section 7.10 Integration. This Agreement, the Exhibits attached hereto and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.
          Section 7.11 Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “bill of sale” or “assignment” of the assets and interests referenced herein.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

UNIVERSAL COMPRESSION PARTNERS, L.P.

By:	UCO General Partner, LP, its general
partner

	By:	UCO GP, LLC, its general partner

By:
Name:

Title:

UC OPERATING PARTNERSHIP, L.P.

By:	UCLP OLP GP LLC, its general partner

By:

Name:

Title:

UCO GP, LLC

By:

Name:

Title:

UCO GENERAL PARTNER, LP

By:	UCO GP, LLC, its general partner

By:

Name:

Title:

Signature Page to Contribution, Conveyance and Assumption Agreement

UNIVERSAL COMPRESSION, INC.

By:

Name:

Title:

UCO COMPRESSOR 2005 LLC

By:

Name:

Title:

UCLP LEASING, L.P.

By:	UCLP Leasing GP LLC, its general partner

By:

Name:

Title:

UCLP OLP GP LLC

By:

Name:

Title:

Signature Page to Contribution, Conveyance and Assumption Agreement

UCLP LEASING GP LLC

By:

Name:

Title:

UCI MLP LP LLC

By:

Name:

Title:

UCI GP LP LLC

By:

Name:

Title:

Signature Page to Contribution, Conveyance and Assumption Agreement